UBER TECHNOLOGIES, INC.
SUPPLEMENTAL INFORMATION

The following tables set forth selected Uber Eats India unaudited quarterly condensed statements of operations data, key metrics and non-GAAP financial measures for the three quarters ended March 31, 2019, June 30, 2019 and September 30, 2019. The unaudited quarterly statements of operations data for each of these quarters has been derived from Uber’s historical unaudited condensed consolidated financial statements included in Uber’s quarterly reports on Form 10-Q. This data should be read in conjunction with Uber’s quarterly reports on Form 10-Q for such periods.

UBER EATS INDIA FINANCIAL AND OPERATIONAL HIGHLIGHTS

	Three Months Ended
(in millions)	March 31, 2019	June 30, 2019	September 30, 2019
Monthly Active Platform Consumers (“MAPCs”)(1)	3	3	2
Trips	38	42	37
Gross Bookings	$93	$110	$103
Revenue	$2	$6	$20
Adjusted Net Revenue	$(47)	$(29)	$(4)
Operating loss attributable to Uber Eats India	$(97)	$(86)	$(61)
Adjusted EBITDA	$(94)	$(82)	$(59)

(1) Reflects MAPCs only active on Uber Eats in India

UBER EATS INDIA QUARTERLY UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(in millions)	March 31, 2019	June 30, 2019	September 30, 2019
Revenue	$2	$6	$20
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	54	40	28
Operations and support	13	14	12
Sales and marketing	28	35	39
Research and development	1	1	1
General and administrative	—	—	—
Depreciation and amortization	3	2	1
Total costs and expenses	99	92	81
Loss from operations	$(97)	$(86)	$(61)

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
(in millions)	March 31, 2019	June 30, 2019	September 30, 2019
Uber Eats India Adjusted Net Revenue reconciliation:
Uber Eats India Revenue	$2	$6	$20
Deduct:
Excess Driver incentives	(49)	(35)	(24)
Driver referrals	—	—	—
Uber Eats India Adjusted Net Revenue	$(47)	$(29)	$(4)

	Three Months Ended
(in millions)	March 31, 2019	June 30, 2019	September 30, 2019
Uber Eats India Adjusted EBITDA reconciliation:
Uber Eats India Loss from Operations	$(97)	$(86)	$(61)
Add:
Stock based compensation expense	—	2	1
Depreciation and amortization	3	2	1
Uber Eats India Adjusted EBITDA	$(94)	$(82)	$(59)

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, loss from operations, and other results under GAAP, we disclose Uber Eats India Adjusted Net Revenue and Uber Eats India Adjusted EBITDA to provide information about the impact of the divested operations on our consolidated Adjusted Net Revenue and Adjusted EBITDA that we use to evaluate our business and its operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Adjusted Net Revenue

We define Uber Eats India Adjusted Net Revenue as revenue from Uber Eats India less (i) excess Driver incentives and (ii) Driver referrals, in each ease, from Uber Eats India. We disclose Uber Eats India Adjusted Net Revenue to provide information about the impact of the divested operations on our consolidated Adjusted Net Revenue as we believe that this latter measure is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance. For additional information about Driver incentives and Driver referrals, please refer to our quarterly report on Form 10-Q for the nine months ended September 30, 2019. Uber Eats India Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue from Uber Eats India prepared in accordance with GAAP.

Adjusted EBITDA

We define Uber Eats India Adjusted EBITDA as net income (loss) from Uber Eats India operations excluding (i) depreciation and amortization and stock-based compensation expense. We have included Uber Eats India Adjusted EBITDA in this Form 8-K because it provides information about the impact of the divested operations on our consolidated Adjusted EBITDA that is a key measure used by our management team to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Uber Eats India Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses.

Uber Eats India Adjusted EBITDA has limitations as a financial measure, including because it excludes (i) certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and (ii) stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.